Page 2 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers or departures of key personnel; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10- K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as “the Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 54. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage, Fixed Income Coverage and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Same-Store Property Performance—Company's Share 17 Net Operating Income Detail (NOI) 19 Debt Summary 21 Capital Structure 23 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 24 Operational and Portfolio Information 26 In-Service Office Properties 27 In-Service Office Properties by Location 30 Studio Properties 32 Land Properties 33 Repositioning, Redevelopment, Development and Held For Sale Properties 34 Under Construction and Future Development Projects 36 Recently Completed, Under Construction and Planned Project Images 38 Office Tenant Industry Diversification 39 Fifteen Largest Office Tenants 40 Office Property Leasing Activity 42 Commenced Office Leases with Non-Recurring Upfront Abatements 44 Uncommenced Office Leases—Next Eight Quarters 45 Backfilled Office Leases—Next Eight Quarters 47 Expiring Office Leases—Next Eight Quarters 49 Expiring Office Leases—Annual 52 Definitions and Reconciliations 53 Definitions 54 Reconciliation of Net (Loss) Income to Net Operating Income 56 Reconciliation of Net (Loss) Income to Company's Share of Net Operating Income 57 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 58 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Senior Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owner/operator of studios in the U.S., and our portfolio totals over 19 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction. Financials (Compared to Fourth Quarter 2019) • Net loss attributable to common stockholders of $8.5 million ($0.05 per diluted share) compared to net income to common stockholders of $13.6 million ($0.09 per diluted share) • FFO, excluding specified items, of $66.8 million ($0.44 per diluted share) compared to $85.4 million ($0.55 per diluted share) • Total revenue decreased 6.0% to $203.8 million Office Highlights • Executed 39 new and renewal leases totaling 279,392 square feet, with GAAP and cash rent growth of 4.9% and 4.7%, respectively • Stabilized and in-service office portfolios were 94.5% and 93.5% leased, respectively • Net operating income and cash net operating income for the consolidated 43 same-store properties decreased 8.9% and increased 4.2%, respectively Studio Highlights • Trailing 12-month occupancy for the three same-store studio properties was 90.2% • Net operating income and cash net operating income for the three same- store studio properties decreased 4.5% and 0.8%, respectively Balance Sheet • Investment grade credit rated with $1.0 billion of total liquidity with no material maturities until 2023 Dividend • Declared and paid a quarterly dividend of $0.25 per share on common stock Capital Transactions • Purchased 1918 Eighth, a 668,000-square-foot Class A office building in Seattle’s Denny Triangle for $625.0 million (before closing adjustments) through 55% / 45% Hudson Pacific/CPP Investments joint venture • Repurchased 0.9 million shares of common stock COVID-19 Update • Collected 97% of fourth quarter total rents, specifically 98% of office, 100% of studio and 51% of storefront retail rents (excludes rents deferred or abated in accordance with COVID-19-related lease amendments) • Fast-tracked more than $650,000 to artists in Los Angeles impacted by COVID-19 through the Vibrant Cities Arts Grant Post-Quarter Highlights • Pledged $20 million over five years in impact investments and philanthropic donations to support innovative and holistic solutions to homelessness within the Company’s core markets • Repurchased 0.6 million shares of common stock FFO Guidance • Provided first quarter 2021 guidance in the range of $0.45 to $0.47 per diluted share, excluding specified items Conference Call Information: Thursday, February 18, 2021 at 11:00 AM PST / 2:00 PM EST (877) 407-0784 (U.S.) | (201) 689-8560 (International)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Corporate Data[(1)]

Unaudited, in thousands, except per share data

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Number of office properties owned	53	52	52	52	52
Office square feet[(2)]	15,550,750	14,870,607	14,856,553	14,851,524	14,850,480
Same-store office square feet[(2)(3)]	12,619,891	11,781,358	10,207,076	10,211,724	8,553,011
Same-store office leased rate as of end of period[(3)]	94.3 %	94.4 %	94.5 %	95.3 %	96.0 %
Stabilized office square feet[(2)(4)]	13,574,582	12,909,362	12,924,852	12,689,728	12,840,086
Stabilized office leased rate as of end of period[(4)]	94.5 %	94.5 %	95.1 %	95.9 %	96.4 %
In-service office square feet[(2)(5)]	14,530,261	13,865,041	13,880,531	13,876,339	14,122,684
In-service office leased rate as of end of period[(5)]	93.5 %	93.5 %	94.0 %	94.8 %	95.1 %
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[(2)(6)]	1,224,403	1,224,403	1,224,403	1,224,403	1,213,203
Same-store studio leased rate as of end of period[(7)]	90.2 %	91.3 %	92.7 %	92.4 %	92.6 %
Non-same-store studio square feet[(2)]	N/A	N/A	N/A	N/A	11,200
Non-same-store studio leased rate as of end of period	N/A	N/A	N/A	N/A	81.3 %
Number of land properties owned	8	7	7	7	7
Land properties estimated square feet[(8)]	3,187,261	2,736,825	2,681,376	2,681,376	2,681,376
Total portfolio square feet	19,962,414	18,831,835	18,762,332	18,757,303	18,756,259
Company's share of debt, net[(9)(10)]	$ 2,787,917	$ 2,341,602	$ 3,009,488	$ 2,928,874	$ 2,865,397
Company's share of market capitalization[(9)(10)]	$ 6,593,530	$ 6,081,014	$ 6,948,827	$ 6,928,704	$ 8,813,870
Adjusted EBITDAre (annualized) / Consolidated debt, net[(10)]	7.4x	6.4x	7.0x	6.8x	6.4x
Company's share of debt, net/Company's share of market capitalization[(9)(10)]	42.3 %	38.5 %	43.3 %	42.3 %	32.5 %
Share data:					
FFO[(10)], excluding specific items, per common stock/unit—diluted[(11)]	$ 0.44	$ 0.43	$ 0.50	$ 0.54	$ 0.55
Range of closing prices[(11)]	$ 19.26 - 27.96	$ 21.25 - 25.32	$ 19.89 - 29.27	$ 16.78 - 38.70	$ 32.83 - 37.65
Closing price at quarter end	$ 24.02	$ 21.93	$ 25.16	$ 25.36	$ 37.65
Weighted average fully diluted common stock/units outstanding[(10)]	152,576	154,774	155,013	157,501	156,229
Shares of common stock/units outstanding at end of period[(10)]	154,283	154,767	156,572	157,722	157,994

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of October 1, 2019 and still owned and included in our office portfolio as of December 31, 2020.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 28, 33 and 34.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 27 and 28.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of October 1, 2019 and still owned and included in our studio portfolio as of December 31, 2020.
(7) Percent leased for same-store studio is the average percent leased for the twelve months ended as of the quarter indicated.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(9) See capital structure on page 23 for additional detail. Periods prior to March 31, 2020 have been retrospectively adjusted to reflect the presentation of the Company's share of debt, net of cash and cash equivalents.
(10) See definitions starting on page 54.
(11) For the quarter indicated.

Page 5 of 58

Page 6 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Laura Campbell Senior Vice President, Investor Relations and Marketing Drew B. Gordon Senior Vice President, Northern California Gary Hansel Senior Vice President, Southern California Bill Humphrey Senior Vice President, Sunset Studios Andrea Rupp Senior Vice President, Human Resources Andy Wattula Senior Vice President, Pacific Northwest Chuck We Senior Vice President, Western Canada Executive Management Victor J. Coleman Chief Executive Officer Mark Lammas President and Treasurer Christopher Barton Executive Vice President, Development and Capital Investments Harout Diramerian Chief Financial Officer Steven Jaffe Executive Vice President, Business Affairs Dale Shimoda Executive Vice President, Finance Arthur X. Suazo Executive Vice President, Leasing Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility.

Page 7 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer, WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Robert M. Moran, Jr. Co-Founder and Co-Owner, FJM Investments LLC Barry A. Porter Managing General Partner, Clarity Partners L.P. Andrea Wong President (retired), International Production, Sony Pictures Television

Page 8 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Equity Research Coverage BMO Capital Markets Frank Lee | John Kim (415) 591-2129 | (212) 885-4115 BofA Securities James Feldman (646) 855-5808 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Michael Bilerman | Emmanuel Korchman (212) 816-1383 | (212) 816-1382 D.A. Davidson Barry Oxford (212) 240-9871 Goldman Sachs Richard Skidmore (801) 741-5459 Green Street Advisors Daniel Ismail (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Mizuho Securities Omotayo Okusanya (646) 949-9672 Morgan Stanley Vikram Malhotra (212) 761-7567 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Fitch Ratings Stephen Boyd (212) 908-9153 Rating Agencies Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Financial Information

Page 10 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Consolidated Balance Sheets In thousands, except share data December 31, 2020 December 31, 2019 ASSETS Investment in real estate, net $ 7,112,269 $ 6,370,849 Cash and cash equivalents 113,686 46,224 Restricted cash 35,854 12,034 Accounts receivable, net 22,105 13,007 Straight-line rent receivables, net 225,685 195,328 Deferred leasing costs and lease intangible assets, net 285,836 285,448 U.S. Government securities 135,115 140,749 Operating lease right-of-use asset 264,880 269,029 Prepaid expenses and other assets, net 72,667 68,974 Investment in unconsolidated real estate entities 82,105 64,926 TOTAL ASSETS $ 8,350,202 $ 7,466,568 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,399,492 $ 2,817,910 In-substance defeased debt 131,707 135,030 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 235,860 212,673 Operating lease liability 270,014 272,701 Lease intangible liabilities, net 49,144 31,493 Security deposits and prepaid rent 92,180 86,188 Total liabilities 4,244,533 3,622,131 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 127,874 125,260 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 151,401,365 shares and 154,691,052 shares outstanding at December 31, 2020 and 2019, respectively 1,514 1,546 Additional paid-in capital 3,469,758 3,415,808 Accumulated other comprehensive loss (8,133) (561) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,463,139 3,416,793 Non-controlling interest—members in consolidated real estate entities 467,009 269,487 Non-controlling interest—units in the operating partnership 37,832 23,082 Total equity 3,967,980 3,709,362 TOTAL LIABILITIES AND EQUITY $ 8,350,202 $ 7,466,568

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Consolidated Statements of Operations
Unaudited, in thousands, except share data

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
REVENUES				
Office				
Rental	$ 181,263	$ 186,914	$ 721,286	$ 708,564
Service and other revenues	3,205	6,832	14,633	25,171
Total office revenues	**184,468**	**193,746**	**735,919**	**733,735**
Studio				
Rental	11,989	13,339	48,756	51,340
Service and other revenues	7,386	9,765	20,290	33,107
Total studio revenues	**19,375**	**23,104**	**69,046**	**84,447**
Total revenues	**203,843**	**216,850**	**804,965**	**818,182**
OPERATING EXPENSES				
Office operating expenses	67,653	67,529	262,199	256,209
Studio operating expenses	9,945	13,225	37,580	45,313
General and administrative	23,939	17,848	77,882	71,947
Depreciation and amortization	77,351	74,196	299,682	282,088
Total operating expenses	**178,888**	**172,798**	**677,343**	**655,557**
OTHER INCOME (EXPENSE)				
Income (loss) from unconsolidated real estate entities	667	(402)	736	(747)
Fee income	1,074	528	2,815	1,459
Interest expense	(29,638)	(28,353)	(116,477)	(105,845)
Interest income	960	1,010	4,089	4,044
Transaction-related expenses	—	(208)	(440)	(667)
Unrealized loss on non-real estate investments	(128)	—	(2,463)	—
Gains on sale of real estate	—	—	—	47,100
Impairment loss	—	—	—	(52,201)
Other (expense) income	(1,058)	336	548	78
Total other expense	**(28,123)**	**(27,089)**	**(111,192)**	**(106,779)**
Net (loss) income	**(3,168)**	**16,963**	**16,430**	**55,846**
Net income attributable to preferred units	(153)	(153)	(612)	(612)
Net income attributable to participating securities	(720)	(62)	(1,041)	(692)
Net income attributable to non-controlling interest in consolidated real estate entities	(6,378)	(3,554)	(18,955)	(13,352)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,864	489	4,571	1,994
Net loss (income) attributable to non-controlling interest in the operating partnership	79	(107)	(10)	(459)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (8,476)**	**$ 13,576**	**$ 383**	**$ 42,725**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net (loss) income attributable to common stockholders—basic	$ (0.05)	$ 0.09	$ 0.00	$ 0.28
Net (loss) income attributable to common stockholders—diluted	$ (0.05)	$ 0.09	$ 0.00	$ 0.28
Weighted average shares of common stock outstanding—basic	151,585,520	154,422,114	153,126,027	154,404,427
Weighted average shares of common stock outstanding—diluted	151,585,520	156,722,998	153,169,025	156,602,408

Page 11 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Funds from Operations[1]

Unaudited, in thousands, except per share data

	Three Months Ended				
Quarter To Date	**December 31, 2020**	**September 30, 2020**	**June 30, 2020**	**March 31, 2020**	**December 31, 2019**
NET (LOSS) INCOME	$ (3,168)	$ (1,362)	$ 7,011	$ 13,949	$ 16,963
Adjustments:					
Depreciation and amortization—Consolidated	77,351	75,052	73,516	73,763	74,196
Depreciation and amortization—Corporate-related	(566)	(581)	(574)	(565)	(557)
Depreciation and amortization—Company's Share from unconsolidated real estate entity	1,424	1,445	1,355	1,381	1,650
Unrealized loss (gain) on non-real estate investment	128	(513)	2,267	581	—
FFO attributable to non-controlling interests	(13,025)	(10,725)	(6,801)	(7,093)	(7,544)
FFO attributable to preferred units	(153)	(153)	(153)	(153)	(153)
FFO to common stockholders and unitholders	**61,991**	**63,163**	**76,621**	**81,863**	**84,555**
Specified items impacting FFO:					
Transaction-related expenses	—	181	157	102	208
One-time tax reassessment management cost	5,500	—	—	—	—
One-time straight-line rent reserve	—	—	—	2,620	—
One-time prior period net property tax savings	(702)	—	—	—	—
One-time debt extinguishment cost	—	2,654	—	—	601
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 66,789**	**$ 65,998**	**$ 76,778**	**$ 84,585**	**$ 85,364**
Weighted average common stock/units outstanding—diluted	152,576	154,774	155,013	157,501	156,229
FFO per common stock/unit—diluted	$ 0.41	$ 0.41	$ 0.49	$ 0.52	$ 0.54
FFO (excluding specified items) per common stock/unit—diluted	$ 0.44	$ 0.43	$ 0.50	$ 0.54	$ 0.55

Page 12 of 58

Page 13 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (1) See definitions starting on page 54. Twelve Months Ended Nine Months Ended Six Months Ended Three Months Ended Twelve Months Ended Year To Date December 31, 2020 September 30, 2020 June 30, 2020 March 31, 2020 December 31, 2019 NET INCOME $ 16,430 $ 19,598 $ 20,960 $ 13,949 $ 55,846 Adjustments: Depreciation and amortization—Consolidated 299,682 222,331 147,279 73,763 282,088 Depreciation and amortization—Corporate-related (2,286) (1,720) (1,139) (565) (2,153) Depreciation and amortization—Company’s Share from unconsolidated real estate entity 5,605 4,181 2,736 1,381 3,964 Gain on sale of real estate — — — — (47,100) Impairment loss — — — — 52,201 Unrealized loss on non-real estate investment 2,463 2,335 2,848 581 — FFO attributable to non-controlling interests (37,644) (24,619) (13,894) (7,093) (28,576) FFO attributable to preferred units (612) (459) (306) (153) (612) FFO to common stockholders and unitholders 283,638 221,647 158,484 81,863 315,658 Specified items impacting FFO: Transaction-related expenses 440 440 259 102 667 One-time tax reassessment management cost 5,500 — — — — One-time straight-line rent reserve 2,620 2,620 2,620 2,620 — One-time prior period net property tax savings (937) — — — — One-time debt extinguishment cost 2,654 2,654 — — 744 FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS $ 293,915 $ 227,361 $ 161,363 $ 84,585 $ 317,069 Weighted average common stock/units outstanding—diluted 154,084 155,422 155,908 157,501 156,113 FFO per common stock/unit—diluted $ 1.84 $ 1.43 $ 1.02 $ 0.52 $ 2.02 FFO (excluding specified items) per common stock/unit—diluted $ 1.91 $ 1.46 $ 1.03 $ 0.54 $ 2.03 Funds from Operations (continued) Unaudited, in thousands, except per share data

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date		Three Months Ended			
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
FFO	$ 61,991	$ 63,163	$ 76,621	$ 81,863	$ 84,555
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(806)	(5,230)	(14,330)	(15,884)	(15,344)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	826	827	826	826	853
Amortization of deferred financing costs and loan discounts/ premiums, net	1,639	4,361	1,281	1,283	1,875
Recurring capital expenditures, tenant improvements and lease commissions	(20,149)	(19,922)	(20,980)	(24,144)	(35,205)
Non-cash compensation expense	8,314	4,791	4,723	4,895	4,088
AFFO	**$ 51,815**	**$ 47,990**	**$ 48,141**	**$ 48,839**	**$ 40,822**
Dividends paid to common stock and unitholders	$ 38,370	$ 38,853	$ 38,890	$ 38,883	$ 39,129
AFFO payout ratio	74.1 %	81.0 %	80.8 %	79.6 %	95.9 %

Year To Date	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
FFO	$ 283,638	$ 221,647	$ 158,484	$ 81,863	$ 315,658
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(36,250)	(35,444)	(30,214)	(15,884)	(58,891)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	3,305	2,479	1,652	826	3,412
Amortization of deferred financing costs and loan discounts/ premiums, net	8,564	6,925	2,564	1,283	6,324
Recurring capital expenditures, tenant improvements and lease commissions	(85,195)	(65,046)	(45,124)	(24,144)	(145,119)
Non-cash compensation expense	22,723	14,409	9,618	4,895	19,481
AFFO	**$ 196,785**	**$ 144,970**	**$ 96,980**	**$ 48,839**	**$ 140,865**
Dividends paid to common stock and unitholders	$ 154,996	$ 116,626	$ 77,773	$ 38,883	$ 157,825
AFFO payout ratio	78.8 %	80.4 %	80.2 %	79.6 %	112.0 %

(1) See definitions starting on page 54.

Page 14 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Same-Store Property Performance—Consolidated[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	% change	Year Ended December 31, 2020	Year Ended December 31, 2019	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	43	43		39	39	
Rentable square feet	11,131,625	11,131,625		10,187,240	10,187,240	
Ending % leased	93.8 %	96.9 %	(3.1)%	93.6 %	96.9 %	(3.3)%
Ending % occupied	93.0 %	96.3 %	(3.3)%	92.9 %	96.4 %	(3.5)%
Average % occupied for the period	93.2 %	95.0 %	(1.8)%	93.9 %	94.7 %	(0.8)%
SAME-STORE STUDIO STATISTICS[4]						
Number of properties	3	3		3	3	
Rentable square feet	1,224,403	1,224,403		1,224,403	1,224,403	
Average % occupied for the period[5]	90.2 %	92.4 %	(2.2)%	90.2 %	92.4 %	(2.2)%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	% change	Year Ended December 31, 2020	Year Ended December 31, 2019	% change
SAME-STORE NET OPERATING INCOME[6]						
Total office revenues	$ 166,333 [7]	$ 176,504	(5.8)%	$ 622,789 [7]	$ 637,989	(2.4)%
Total studio revenues	19,375	23,104	(16.1)	69,046	84,447	(18.2)
Same-store revenues	**185,708**	**199,608**	**(7.0)**	**691,835**	**722,436**	**(4.2)**
Total office expenses	59,643 [8]	59,421	0.4	217,468 [8]	211,166 [9]	3.0
Total studio expenses	9,945 [10]	13,225	(24.8)	37,580 [10]	45,313	(17.1)
Same-store expenses	**69,588**	**72,646**	**(4.2)**	**255,048**	**256,479**	**(0.6)**
Same-store office net operating income	**106,690**	**117,083**	**(8.9)**	**405,321**	**426,823**	**(5.0)**
NOI margin	64.1 %	66.3 %	(2.2)	65.1 %	66.9 %	(1.8)
Same-store studio net operating income	**9,430**	**9,879**	**(4.5)**	**31,466**	**39,134**	**(19.6)**
NOI margin	48.7 %	42.8 %	5.9	45.6 %	46.3 %	(0.7)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 116,120**	**$ 126,962**	**(8.5)%**	**$ 436,787**	**$ 465,957**	**(6.3)%**
NOI margin	62.5 %	63.6 %	(1.1)	63.1 %	64.5 %	(1.4)

Page 15 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Same-Store Property Performance—Consolidated[1] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended December 31,			Year Ended December 31,		
	2020	2019	% change	2020	2019	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 166,219	$ 161,703	2.8 %	$ 600,125	$ 591,550	1.4 %
Total studio cash revenues	19,539	22,923	(14.8)	68,150	83,400	(18.3)
Same-store cash revenues	**185,758**	**184,626**	**0.6**	**668,275**	**674,950**	**(1.0)**
Total office cash expenses	58,687 (8)	58,469	0.4	213,657 (8)	207,359 (9)	3.0
Total studio cash expenses	9,916 (10)	13,225	(25.0)	37,521 (10)	45,313	(17.2)
Same-store cash expenses	**68,603**	**71,694**	**(4.3)**	**251,178**	**252,672**	**(0.6)**
Same-store office net operating income (cash basis)	**107,532**	**103,234**	**4.2**	**386,468**	**384,191**	**0.6**
NOI margin	64.7 %	63.8 %	0.9	64.4 %	64.9 %	(0.5)
Same-store studio net operating income (cash basis)	**9,623**	**9,698**	**(0.8)**	**30,629**	**38,087**	**(19.6)**
NOI margin	49.3 %	42.3 %	7.0	44.9 %	45.7 %	(0.8)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 117,155**	**$ 112,932**	**3.7 %**	**$ 417,097**	**$ 422,278**	**(1.2)%**
NOI margin	63.1 %	61.2 %	1.9	62.4 %	62.6 %	(0.2)

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended December 31, 2020 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2019 and still owned and included in the stabilized office portfolio as of December 31, 2020. Same-store office for the twelve months ended December 31, 2020 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2019 and still owned and included in the stabilized office portfolio as of December 31, 2020.
(3) See pages 27 and 28 for same-store office properties.
(4) Same-store studio for the three months ended December 31, 2020 defined as all properties owned and included in our studio portfolio as of October 1, 2019 and still owned and included in our studio portfolio as of December 31, 2020. Same-store studio for the twelve months ended December 31, 2020 defined as all properties owned and included in our studio portfolio as of January 1, 2019 and still owned and included in our studio portfolio as of December 31, 2020.
(5) Percent occupied for same-store studio is the average percent occupied for the twelve months ended December 31, 2020.
(6) See page 56 for the reconciliation of net (loss) income to net operating income (NOI).
(7) Same-store office revenues for the three months and twelve months ended December 31, 2020 included write-offs of accrued straight-line rent receivables totaling $1.4 million and $4.8 million, respectively. Same-store office revenues for the three months and twelve months ended December 31, 2020 included uncollected cash rents totaling $3.6 million and $8.3 million, respectively.
(8) Same-store office for the three months and twelve months ended December 31, 2020 included a one-time property tax increase of $1.6 million and $1.1 million, respectively, resulting from reassessments at ICON and CUE. Adjusted for this item, the consolidated same-store office net operating income for the three months and twelve months ended December 31, 2020 would have been (7.5)% and (4.8)%, respectively. During the same time periods, the consolidated same-store office net operating income (cash basis) would have been 5.7% and 0.9%, respectively.
(9) Same-store office for the twelve months ended December 31, 2019 included a one-time prior year property tax savings at Rincon Center and 275 Brannan for $3.2 million.
(10) Same-store studio for the three months and twelve months ended December 31, 2020 included a net one-time property tax savings of $2.2 million and $2.1 million, respectively. Adjusted for this item, the consolidated same-store studio net operating income for the three months and twelve months ended December 31, 2020 would have been (26.6)% and (24.9)%, respectively. During the same time periods, the consolidated same-store studio net operating income (cash basis) would have been (23.3)% and (25.0)%, respectively.

Page 16 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Same-Store Property Performance—Company's Share[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended December 31,			Year Ended December 31,		
	2020	**2019**	**% change**	**2020**	**2019**	**% change**
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	40	40		36	36	
Rentable square feet	9,877,278	9,877,278		8,936,367	8,936,367	
Ending % leased	93.1 %	96.5 %	(3.4)%	92.9 %	96.5 %	(3.6)%
Ending % occupied	92.2 %	95.8 %	(3.6)%	92.0 %	96.0 %	(4.0)%
Average % occupied for the period	93.3 %	94.4 %	(1.1)%	93.6 %	94.4 %	(0.8)%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended December 31,			Year Ended December 31,		
	2020	**2019**	**% change**	**2020**	**2019**	**% change**
SAME-STORE NET OPERATING INCOME[4]						
Total office revenues	$ 141,454 [5]	$ 150,131	(5.8)%	$ 530,746 [5]	$ 542,965	(2.3)%
Same-store revenues	**141,454**	**150,131**	**(5.8)**	**530,746**	**542,965**	**(2.3)**
Total office expenses	50,208	51,439	(2.4)	186,391	181,192 [6]	2.9
Same-store expenses	**50,208**	**51,439**	**(2.4)**	**186,391**	**181,192**	**2.9**
TOTAL SAME-STORE NET OPERATING INCOME	**$ 91,246**	**$ 98,692**	**(7.5)%**	**$ 344,355**	**$ 361,773**	**(4.8)%**
NOI margin	64.5 %	65.7 %	(1.2)	64.9 %	66.6 %	(1.7)

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended December 31,			Year Ended December 31,		
	2020	**2019**	**% change**	**2020**	**2019**	**% change**
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 142,511	$ 141,989	0.4 %	$ 516,519	$ 509,672	1.3 %
Same-store cash revenues	**142,511**	**141,989**	**0.4**	**516,519**	**509,672**	**1.3**
Total office cash expenses	49,383	50,614	(2.4)	183,094	177,895 [6]	2.9
Same-store cash expenses	**49,383**	**50,614**	**(2.4)**	**183,094**	**177,895**	**2.9**
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 93,128**	**$ 91,375**	**1.9 %**	**$ 333,425**	**$ 331,777**	**0.5 %**
NOI margin	65.3 %	64.4 %	0.9	64.6 %	65.1 %	(0.5)

Page 17 of 58

Page 18 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Same-Store Property Performance—Company’s Share(1) (continued) Unaudited, in thousands, except number of properties and square feet (1) On July 30, 2020, funds affiliated with Blackstone Property Partners acquired a 49% interest in our three Hollywood studios (Sunset Gower, Sunset Bronson and Sunset Las Palmas Studios) and five office properties (6040 Sunset, ICON, CUE, EPIC and Harlow). We retained a 51% ownership stake. Based on the change in our ownership percentage, these properties have been omitted from the Company’s Share of same-store population for the three months and twelve months ended December 31, 2020. Included as part of the Company’s Share of same-store population for the three months ended December 31, 2020 is our unconsolidated joint venture, Bentall Centre, that was acquired during second quarter 2019. (2) Same-store office for the three months ended December 31, 2020 defined as the Company’s Share of all properties owned and included in our stabilized office portfolio as of October 1, 2019 and still owned and included in the stabilized office portfolio as of December 31, 2020. Same-store office for the twelve months ended December 31, 2020 defined as the Company’s Share of all properties owned and included in our office portfolio as of January 1, 2019 and still owned and included in our office portfolio as of December 31, 2020. (3) See pages 27 and 28 for same-store office properties. (4) See page 57 for the reconciliation of net (loss) income to net operating income (NOI). (5) Same-store office revenues for the three months and twelve months ended December 31, 2020 included write-offs of accrued straight-line rent receivables totaling $1.3 million and $4.6 million, respectively. Same-store office revenues for the three months and twelve months ended December 31, 2020 included uncollected cash rents totaling $3.0 million and $7.1 million, respectively. (6) Same-store office for the twelve months ended December 31, 2019 included a one-time prior year property tax savings at Rincon Center and 275 Brannan for $3.2 million.

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Net Operating Income Detail (NOI)

Three Months Ended December 31, 2020 | Unaudited, in thousands

	Same-Store Office Properties[(1)]	Same-Store Studio Properties[(2)]	Non-Same-Store Office Properties[(3)]	Repositioning/ Redevelopment /Development Properties[(4)]	Lease-Up Properties[(3)]	Total Properties
REVENUE						
Cash rent	$ 136,175	$ 11,811	$ 4,360	$ —	$ 10,329	$ 162,675
Cash tenant recoveries	27,063	342	571	15	1,711	29,702
Straight-line rent	(1,375)	(154)	580	—	124	(825)
Amortization of above-market and below-market leases, net	1,928	6	215	—	29	2,178
Amortization of lease incentive costs	(439)	(16)	—	—	(23)	(478)
Total rental revenue	**163,352**	**11,989**	**5,726**	**15**	**12,170**	**193,252**
Service and other revenues	2,981	7,386	85	14	125	10,591
Total revenue	**166,333**	**19,375**	**5,811**	**29**	**12,295**	**203,843**
OPERATING EXPENSES						
Property operating expenses	58,687	9,916	2,272	—	5,736	76,611
Straight-line rent	366	—	—	—	—	366
Non-cash portion of interest expense	4	29	—	—	—	33
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	588
Total operating expenses	**59,643**	**9,945**	**2,272**	**—**	**5,738**	**77,598**
TOTAL CONSOLIDATED NOI[(5)]	**$ 106,690**	**$ 9,430**	**$ 3,539**	**$ 29**	**$ 6,557**	**$ 126,245**
COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	3,174 (6)	—	—	3,174
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTEREST	12,619 (7)	3,642 (8)	347 (9)	95 (10)	—	16,703
Square feet[(11)]	11,131,625	1,224,403	954,691	1,020,489	955,679	15,286,887
Ending % leased	93.8 %	90.2 %	97.1 %	57.2 %	78.3 %	90.3 %
Ending % occupied	93.0 %	90.2 %	96.0 %	— %	78.1 %	85.8 %
NOI margin	64.1 %	48.7 %	60.9 %	100.0 %	53.3 %	61.9 %
RECONCILIATION TO CASH NOI						
TOTAL NOI	**$ 106,690**	**$ 9,430**	**$ 3,539**	**$ 29**	**$ 6,557**	**$ 126,245**
Straight-line rent, net	1,741	154	(580)	—	(124)	1,191
Non-cash portion of interest expense	4	29	—	—	—	33
Amortization of above-market and below-market leases, net	(1,928)	(6)	(215)	—	(29)	(2,178)
Amortization of lease incentive costs	439	16	—	—	23	478
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	588
TOTAL CONSOLIDATED CASH NOI	**$ 107,532**	**$ 9,623**	**$ 2,744**	**$ 29**	**$ 6,429**	**$ 126,357**
COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,118 (6)	—	—	2,118
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	12,229 (7)	3,735 (8)	371 (9)	95 (10)	—	16,430

Page 19 of 58

Page 20 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (1) See pages 27 and 28 for same-store office for the three months ended December 31, 2020. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint venture, Bentall Centre. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (3) See page 28 for non-same-store office and lease-up properties. (4) See page 34 for repositioning, redevelopment, development and held for sale properties. (5) See pages 56 and 57 for all non-GAAP NOI reconciliations. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars (“CAD”) to United States Dollars (“USD”) using the average monthly foreign currency exchange rate for the period presented. (7) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7 and Ferry Building. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC. (8) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (10) We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (11) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint venture, Bentall Centre. Net Operating Income Detail (NOI) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Debt Summary

As of December 31, 2020 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ —	LIBOR + 1.05% to 1.50%	3/13/2022	$ —	$ —	$ 600,000	$ 600,000

Unsecured private placement

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes—October 2017	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	99.815 %	3.97%
4.65% Registered senior notes—February 2019	500,000	4.65%	4/1/2029	23,250	500,000	100.427 %	4.61%
3.25% Registered senior notes—October 2019	400,000	3.25%	1/15/2030	13,000	400,000	99.268 %	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**		

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share	Undrawn Capacity
Hollywood Media Portfolio[5]	$ 900,000	LIBOR + 2.15%	8/9/2022	$ —	$ 900,000	$ 459,000	$ —
Acquired Hollywood Media Portfolio debt[5]	(107,814)	LIBOR + 3.31%	8/9/2022	—	(107,814)	(107,814)	—
Hollywood Media Portfolio, net	**792,186**			**—**	**792,186**	**351,186**	**—**
10950 Washington[6]	25,717	5.32%	3/11/2022	2,003	24,981	25,717	—
One Westside and 10850 Pico	106,073	LIBOR + 1.70%	12/18/2023	—	106,073	79,555	308,527
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
1918 Eighth[7]	314,300	LIBOR + 1.70%	12/18/2025	—	314,300	172,865	—
Hill7[8]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
TOTAL	**$ 1,507,276**			**$ 13,133**	**$ 1,506,540**	**$ 852,873**	**$ 308,527**

Page 21 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Debt Summary (continued)

As of December 31, 2020 | Unaudited, in thousands

Other consolidated debt

	Principal Amount[1]		Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]		Balance at Maturity		Company's Share	
In-substance defeased debt[9]	$	131,707	4.47%	10/1/2022	$	9,391	$	125,489	$	98,780
Joint venture debt[10]		66,136	4.50%	10/9/2028	$	2,976	$	66,136	$	—

Unconsolidated debt

	Principal Amount[1]		Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]		Balance at Maturity		Company's Share	
Bentall Centre[11]	$	499,867	CDOR + 1.75%	7/1/2024	$	—	$	499,867	$	99,973

(1) See definitions starting on page 54.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of December 31, 2020, no such election had been made.
(4) The maturity date may be extended once for an additional one-year term.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. On July 30, 2020, the joint venture closed a $900.0 million mortgage loan secured by the Hollywood Media Portfolio. This loan has an initial term of two years from the first payment date, with three one-year extension options, subject to certain requirements. The Company and Blackstone purchased bonds comprising the loan in the amounts of $107.8 million and $12.5 million, respectively. We repaid Term Loans B ($350.0 million) and D ($125.0 million) and instead of terminating the interest rate swaps on these loans, the swaps were designated under a first payments approach within hedge accounting, rather than a specific piece of debt. Therefore, the interest rate on $475.0 million of the outstanding balance has been effectively fixed through the use of interest rate swaps. As of December 31, 2020, the LIBOR component of the interest rate was fixed at 1.76% with respect to $350.0 million and 1.43% with respect to $125.0 million of the Hollywood Media Portfolio loan, respectively. The interest on the full amount has been effectively capped at 3.50% per annum through the use of an interest rate cap.
(6) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.
(7) On December 18, 2020 we acquired, through a joint venture with CPPIB, the 1918 Eighth office property located in Seattle, Washington. We own 55% of the ownership interest in the consolidated joint venture that owns the 1918 Eighth property. The full amount of the loan is shown. This loan has an initial interest rate of LIBOR plus 1.70% per annum and is interest only through the five-year term.
(8) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(9) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity.
(10) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(11) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance shown is in USD using the foreign currency exchange rate as of December 31, 2020. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.

Page 22 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Capital Structure

As of December 31, 2020 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent
Unsecured private placement		$	625,000
Unsecured registered senior notes			1,300,000
Secured debt			1,507,276
Total Consolidated unsecured and secured debt[1]		**$**	**3,432,276**
Add: Series A preferred units	392,598		9,815
Total Consolidated debt[1]		**$**	**3,442,091**
Less: Cash and cash equivalents			(113,686)
Total Consolidated debt, net[1]		**$**	**3,328,405**
Add: Company's share of unconsolidated real estate entity debt[2]			99,973
Less: Partner's share of consolidated debt[3]			(654,403)
Less: Company's share of unconsolidated real estate entity cash and cash equivalents			(3,060)
Add: Partner's share of cash and cash equivalents			17,002
Company's share of debt, net[1]		**$**	**2,787,917**
EQUITY			
Common stock	151,401,365	$	3,636,661
Operating partnership units	1,321,083		31,732
Restricted stock and units	1,214,077		29,162
Dilutive shares[1]	346,126		8,314
TOTAL EQUITY	**154,282,651**	**$**	**3,705,869** [4]
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**7,147,960**
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**6,593,530**
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION			**46.6 %**
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION			**42.3 %**

(1) See definitions starting on page 54.
(2) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entity. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020.
(3) Amount is calculated based on the outside partner's percentage ownership interest in the consolidated joint venture entities.
(4) Amount is calculated based on December 31, 2020 closing price at $24.02 per share of common stock.

Page 23 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$632
$376,271 (2)
$239,555
$99,973
$599,865
$150,000
$456,000
$955,550
2021
2022
2023
2024
2025
2026
2027
2028 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[3]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$ 1,925,000	66.9%	4.1%	6.9
Secured debt[4]	952,846	33.1	2.7%	3.4
TOTAL	**$ 2,877,846**	**100.0%**		5.8
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 352,393	12.2%	2.0%	4.1
Fixed-rate debt[4][5]	2,525,453	87.8	3.9%	6.0
TOTAL	**$ 2,877,846**	**100.0%**		5.8
Weighted average stated interest rate[3]			3.7%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[6]			3.8%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[7]		
Total liabilities to total asset value	≤ 60%	38.6%
Unsecured indebtedness to unencumbered asset value	≤ 60%	36.6%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.5x
Secured indebtedness to total asset value	≤ 45%	17.8%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.5x
UNSECURED REGISTERED SENIOR NOTES[8]		
Debt to total assets	≤ 60%	40.8%
Total unencumbered assets to unsecured debt	≥ 150%	288.9%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	3.8x
Secured debt to total assets	≤ 45%	18.6%

Page 24 of 58

Page 25 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt attributable to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of December 31, 2020. (2) Includes $351.2 million related to the Hollywood Media Portfolio loan maturing August 8, 2022. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. (3) Rates as of December 31, 2020 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of December 31, 2020. (4) On July 30, 2020 we closed a $900.0 million mortgage loan secured by the Hollywood Media Portfolio. We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. In addition, we purchased $107.8 million in bonds making up the Hollywood Media Portfolio loan. We repaid Term Loans B ($350.0 million) and D ($125.0 million) and instead of terminating the interest rate swaps on these loans, the swaps were designated under a first payments approach within hedge accounting, rather than of a specific piece of debt. Therefore, the interest rate on $475.0 million of the outstanding balance has been effectively fixed through the use of interest rate swaps. As of December 31, 2020 fixed LIBOR was 1.76% with respect to $350.0 million and 1.43% with respect to $125.0 million of the Hollywood Media Portfolio loan, respectively. The interest on the full amount has been effectively capped at 3.50% per annum through the use of an interest rate cap. (5) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (6) Rates are as of December 31, 2020 and include deferred financing costs and loan discounts/premiums. (7) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of December 31, 2020. As of December 31, 2020, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (8) On October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of 3.25% Senior Notes, which were issued at 99.268% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes, 4.65% Senior Notes and 3.25% Senior Notes based on the financial results as of December 31, 2020. As of December 31, 2020, the operating partnership was in compliance with such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Vancouver, British Columbia						
Bentall Centre[6][7]	Downtown Vancouver	1,488,266	97.8 %	98.4 %	$ 40,724,699	$ 27.97
Subtotal		**1,488,266**	**97.8**	**98.4**	**40,724,699**	**27.97**
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	63.6	63.6	2,730,690	23.60
Met Park North	Denny Triangle	183,355	100.0	100.0	5,723,658	31.22
Hill7[8]	Denny Triangle	285,310	99.1	99.1	11,023,376	39.01
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,700,074	41.08
411 First	Pioneer Square	163,768	87.3	89.6	4,987,839	34.90
505 First	Pioneer Square	288,009	100.0	100.0	7,260,428	25.21
83 King	Pioneer Square	183,939	91.5	91.5	7,226,240	42.94
Subtotal		**1,457,364**	**92.2**	**92.5**	**45,652,305**	**33.97**
San Francisco Bay Area, California						
1455 Market[8]	San Francisco	1,034,977	99.3	99.3	54,373,248	52.92
275 Brannan	San Francisco	57,120	100.0	100.0	4,646,712	81.35
625 Second	San Francisco	138,094	100.0	100.0	8,299,424	60.10
875 Howard	San Francisco	286,003	99.9	99.9	15,353,671	53.74
901 Market	San Francisco	205,530	100.0	100.0	12,764,083	62.10
Rincon Center[9]	San Francisco	539,461	96.4	96.4	32,086,340	61.68
Ferry Building[8]	San Francisco	268,018	92.9	92.9	21,279,024	85.50
Towers at Shore Center	Redwood Shores	334,483	91.1	91.1	21,772,467	71.45
Skyway Landing	Redwood Shores	247,173	80.8	80.8	11,529,578	57.70
555 Twin Dolphin	Redwood Shores	198,936	84.7	84.7	10,645,308	63.15
Palo Alto Square	Palo Alto	333,254	88.1	88.1	26,530,599	90.33
3176 Porter	Palo Alto	42,899	100.0	100.0	3,290,983	76.71
3400 Hillview	Palo Alto	207,857	100.0	100.0	15,008,606	72.21
Clocktower Square	Palo Alto	100,655	44.6	100.0	4,069,401	90.73
Foothill Research Center	Palo Alto	195,385	100.0	100.0	14,291,460	73.15
Page Mill Center[10]	Palo Alto	94,542	100.0	100.0	6,074,841	64.26
Page Mill Hill	Palo Alto	182,676	82.0	82.0	11,704,377	78.14
Gateway	North San Jose	609,093	87.3	87.3	22,287,416	41.90
1740 Technology	North San Jose	206,879	99.5	99.5	8,597,223	41.76
Concourse	North San Jose	944,386	92.0	92.2	34,413,114	39.61
Metro Plaza[6][11]	North San Jose	408,594	91.0	91.0	15,912,333	42.78
Skyport Plaza	North San Jose	418,086	96.2	96.2	15,256,242	37.92
Techmart	Santa Clara	284,440	78.8	78.8	10,938,343	48.77
Subtotal		**7,338,541**	**92.5**	**93.3**	**381,124,793**	**56.13**

Page 27 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]		Annualized Base Rent Per Square Foot[4]
Los Angeles, California							
6922 Hollywood	Hollywood	202,528	75.7	75.7	8,290,673		54.06
6040 Sunset[12]	Hollywood	114,958	100.0	100.0	6,414,656		55.80
ICON[12]	Hollywood	326,792	100.0	100.0	19,492,518		59.65
CUE[12]	Hollywood	94,386	100.0	100.0	5,696,484		60.35
EPIC[6][12]	Hollywood	301,127	100.0	100.0	20,597,087		68.40
Fourth & Traction[6]	Downtown Los Angeles	131,701	93.5	100.0	5,383,660		43.74
Maxwell[6][13]	Downtown Los Angeles	102,963	94.8	94.8	—	[13]	—
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,129,220		70.70
3401 Exposition	West Los Angeles	63,376	100.0	100.0	3,042,105		48.00
10900 Washington	West Los Angeles	9,919	100.0	100.0	448,736		45.24
10950 Washington	West Los Angeles	159,198	100.0	100.0	7,133,760		44.81
11601 Wilshire	West Los Angeles	500,475	89.6	92.7	20,954,152		46.73
Element LA	West Los Angeles	284,037	100.0	100.0	17,343,691		61.06
Subtotal		**2,335,720**	**95.1**	**96.1**	**117,926,742**		**53.11**
Total same-store		**12,619,891**	**93.6**	**94.3**	**585,428,539**		**49.57**
NON-SAME-STORE							
Greater Seattle, Washington							
1918 Eighth[8]	Denny Triangle	668,109	98.1	99.6	20,075,870		30.62
Subtotal		**668,109**	**98.1**	**99.6**	**20,075,870**		**30.62**
San Francisco Bay Area, California							
Shorebreeze	Redwood Shores	230,932	89.0	89.0	13,009,783		63.26
Subtotal		**230,932**	**89.0**	**89.0**	**13,009,783**		**63.26**
Los Angeles, California							
10850 Pico[14]	West Los Angeles	55,650	100.0	100.0	2,179,567		39.17
Subtotal		**55,650**	**100.0**	**100.0**	**2,179,567**		**39.17**
Total non-same-store		**954,691**	**96.0**	**97.1**	**35,265,220**		**38.46**
Total Stabilized		**13,574,582**	**93.8**	**94.5**	**620,693,759**		**48.77**
Company's Share of Total Stabilized		**10,944,413**	**92.7**	**93.5**	**513,952,560**		**50.67**
LEASE-UP							
Greater Seattle, Washington							
95 Jackson	Pioneer Square	35,904	74.3	74.3	1,110,164		41.64
Subtotal		**35,904**	**74.3**	**74.3**	**1,110,164**		**41.64**
San Francisco Bay Area, California							
Metro Center	Foster City	736,986	79.1	79.4	34,577,275		59.33
333 Twin Dolphin	Redwood Shores	182,789	74.9	74.9	8,243,745		60.22
Subtotal		**919,775**	**78.2**	**78.5**	**42,821,020**		**59.50**

Page 28 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

In-Service Office Properties(1) (continued)

	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Total lease-up		**955,679**	**78.1 %**	**78.3 %**	**$ 43,931,184**	**$ 58.86**
TOTAL IN-SERVICE		**14,530,261**	**92.7 %**	**93.5 %**	**$ 664,624,943**	**$ 49.33** (15)
COMPANY'S SHARE OF TOTAL IN-SERVICE		**11,900,092**	**91.5 %**	**92.3 %**	**$ 557,883,744**	**$ 51.24** (16)

(1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 33 and 34. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development.
(2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2020, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2020, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2020. Annualized base rent does not reflect tenant reimbursements.
(5) Defined as all properties owned and included in our stabilized office portfolio as of October 1, 2019 and still owned and included in the stabilized office portfolio as of December 31, 2020.
(6) Bentall Centre, Metro Plaza, EPIC, Fourth & Traction and Maxwell are not part of same-store office for the twelve months ended December 31, 2020. Same-store office for the twelve months ended December 31, 2020 is defined as all properties owned and included in our stabilized office portfolio as of January 1, 2019 and still owned and included in the stabilized office portfolio as of December 31, 2020.
(7) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020.
(8) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1455 Market, Ferry Building and 1918 Eighth.
(9) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 6,444 square feet was take off-line in subsequent quarters. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet.
(10) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020.
(11) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet.
(12) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC.
(13) We entered into an agreement with WeWork Companies Inc. stipulating that the tenant shall pay substitution rent in an amount equal to 70% of net revenues actually received during each full calendar month for the remainder of the lease term in lieu of paying monthly base rent. We reserve the option to terminate this lease in its entirety or as to a full floor of the premises at any time by providing a minimum 60 days' written notice.
(14) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020.
(15) Included as part of total in-service occupied and leased square footage is 132,422 square feet of existing leases that have been amended or signed during 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $49.82.
(16) Included as part of the Company's share of total in-service occupied and leased square footage is 121,141 square feet of existing leases that have been amended or signed during 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $51.82.

Page 29 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,488,266	1,455,956	97.8 %	1,464,897	98.4 %	$ 40,724,699	$ 27.97
Subtotal	**1**	**1,488,266**	**1,455,956**	**97.8**	**1,464,897**	**98.4**	**40,724,699**	**27.97**
Greater Seattle, Washington								
Lynnwood	1	182,009	115,728	63.6	115,728	63.6	2,730,690	23.60
Denny Triangle	3	1,136,774	1,121,556	98.7	1,131,501	99.5	36,822,904	32.83
Pioneer Square	4	806,690	762,321	94.5	766,116	95.0	26,174,581	34.34
Subtotal	**8**	**2,125,473**	**1,999,605**	**94.1**	**2,013,345**	**94.7**	**65,728,175**	**32.87**
San Francisco Bay Area, California								
San Francisco	7	2,529,203	2,483,026	98.2	2,483,026	98.2	148,802,502	59.93
Redwood Shores	4	1,011,524	878,790	86.9	878,790	86.9	56,957,136	64.81
Palo Alto	7	1,157,268	1,029,028	88.9	1,084,833	93.7	80,970,267	78.69
North San Jose	5	2,587,038	2,380,856	92.0	2,382,839	92.1	96,466,328	40.52
Santa Clara	1	284,440	224,271	78.8	224,271	78.8	10,938,343	48.77
Subtotal	**24**	**7,569,473**	**6,995,971**	**92.4**	**7,053,759**	**93.2**	**394,134,576**	**56.34**
Los Angeles, California								
Hollywood	5	1,039,791	990,626	95.3	990,626	95.3	60,491,418	61.06
West Los Angeles	7	1,116,915	1,064,847	95.3	1,080,529	96.7	54,231,231	50.93
Downtown Los Angeles	2	234,664	220,676	94.0	229,280	97.7	5,383,660	24.40
Subtotal	**14**	**2,391,370**	**2,276,149**	**95.2**	**2,300,435**	**96.2**	**120,106,309**	**52.77**
Total Stabilized	**47**	**13,574,582**	**12,727,681**	**93.8**	**12,832,436**	**94.5**	**620,693,759**	**48.77**
Company's Share of Total Stabilized	**47**	**10,944,413**	**10,142,192**	**92.7**	**10,235,319**	**93.5**	**513,952,560**	**50.67**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020.

Page 30 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

In-Service Office Properties by Location[1] (continued)

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
LEASE-UP								
Greater Seattle, Washington								
Pioneer Square	1	35,904	26,661	74.3	26,661	74.3	1,110,164	41.64
Subtotal	**1**	**35,904**	**26,661**	**74.3**	**26,661**	**74.3**	**1,110,164**	**41.64**
San Francisco Bay Area, California								
Foster City	1	736,986	582,763	79.1	585,013	79.4	34,577,275	59.33
Redwood Shores	1	182,789	136,903	74.9	136,903	74.9	8,243,745	60.22
Subtotal	**2**	**919,775**	**719,666**	**78.2**	**721,916**	**78.5**	**42,821,020**	**59.50**
Total Lease-up	**3**	**955,679**	**746,327**	**78.1**	**748,577**	**78.3**	**43,931,184**	**58.86**
TOTAL IN-SERVICE	**50**	**14,530,261**	**13,474,008**	**92.7 %**	**13,581,013**	**93.5 %**	**$ 664,624,943**	**$ 49.33** [6]
COMPANY'S SHARE OF TOTAL IN-SERVICE	**50**	**11,900,092**	**10,888,519**	**91.5 %**	**10,983,896**	**92.3 %**	**$ 557,883,744**	**$ 51.24** [7]

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.

(6) Included as part of total in-service occupied and leased square footage is 132,422 square feet of existing leases that have been amended or signed during 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $49.82.

(7) Included as part of the Company's share of total in-service occupied and leased square footage is 121,141 square feet of existing leases that have been amended or signed during 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $51.82.

Page 31 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756	43.4 %	91.8 %	$ 18,793,404	$ 38.49
Sunset Bronson Studios	308,026	25.2	99.1	12,434,853	40.74
Sunset Las Palmas Studios	384,621	31.4	80.7	13,754,831	45.11
Total same-store studio[1]	**1,224,403**	**100.0 %**	**90.2 %** [2]	**$ 44,983,088** [3]	**$ 40.74** [4]
TOTAL STUDIO	**1,224,403**	**100.0 %**	**90.2 %**	**$ 44,983,088**	**$ 40.74**
COMPANY'S SHARE OF TOTAL STUDIO[5]	**624,446**		**90.2 %**	**$ 22,941,375**	**$ 40.74**

(1) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2019 and still owned and included in our portfolio as of December 31, 2020.
(2) Percent leased for same-store studio is the average percent leased for the twelve months ended December 31, 2020.
(3) Annual base rent for same-store studio reflects actual base rent for the twelve months ended December 31, 2020, excluding tenant reimbursements.
(4) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2020.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Gower Studios, Sunset Bronson Studios and Sunset Las Palmas Studios.

Page 32 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Vancouver, British Columbia			
Bentall Centre—Development[2]	Downtown Vancouver	450,000	14.1 %
Subtotal		**450,000**	**14.1 %**
Greater Seattle, Washington			
Washington 1000[3]	Denny Triangle	538,164	16.9 %
Subtotal		**538,164**	**16.9 %**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	11.0 %
Subtotal		**350,000**	**11.0 %**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[4][5]	Hollywood	19,816	0.6 %
Sunset Gower Studios—Development[5][6]	Hollywood	478,845	15.0
Sunset Las Palmas Studios—Development[5]	Hollywood	617,581	19.4
Sunset LA —Development[7]	Los Angeles	232,855	7.3
Element LA—Development	West Los Angeles	500,000	15.7
Subtotal		**1,849,097**	**58.0 %**
TOTAL LAND		**3,187,261**	**100.0 %**
COMPANY'S SHARE OF TOTAL LAND		**2,163,875**	

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre—Development. The construction of Bentall Centre—Development may require the demolition of certain retail square footage.
(3) The final purchase of Washington 1000 is pending as of December 31, 2020. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(6) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.
(7) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset LA—Development.

Page 33 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Repositioning, Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
San Francisco Bay Area, California								
Rincon Center[6]	San Francisco	36,905	—	— %	—	— %	$ —	$ —
Page Mill Center[7]	Palo Alto	79,056	—	—	—	—	—	—
Metro Plaza[8]	North San Jose	61,066	—	—	—	—	—	—
Subtotal		**177,027**	—	—	—	—	—	—
Los Angeles, California								
10850 Pico[9]	West Los Angeles	40,337	—	—	—	—	—	—
Subtotal		**40,337**	—	—	—	—	—	—
Total repositioning		**217,364**	—	—	—	—	—	—
REDEVELOPMENT								
Los Angeles, California								
One Westside	West Los Angeles	584,000	—	—	584,000 [10]	100.0	—	—
Del Amo[11]	Torrance	113,000	—	—	—	—	—	—
Total redevelopment		**697,000**	—	—	**584,000**	**83.8**	—	—
DEVELOPMENT								
Los Angeles, California								
Harlow[12]	Hollywood	106,125	—	—	—	—	—	—
Total development		**106,125**	—	—	—	—	—	—
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**1,020,489**	—	— %	**584,000**	**57.2 %**	$ —	$ —
COMPANY'S SHARE OF TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**812,404**	—	— %	**438,000**	**53.9 %**	$ —	$ —

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 27, 28 and 33). The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements affecting construction projects due to the COVID-19 pandemic.
(2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2020, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

Page 34 of 58

Page 35 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2020, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2020. Annualized base rent does not reflect tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 6,444 square feet was take off-line in subsequent quarters. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet. (7) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was taken off-line for repositioning as of third quarter 2020. (8) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. (10) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (11) 113,000 square feet at Del Amo was taken off-line for repositioning as of first quarter 2020. (12) We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Construction Period: Estimated Completion Date[3]	Estimated Construction Period: Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 12/31/20	Project Costs[1]: Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
One Westside	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	100.0 % [7]	$ 289,617 [8]	$500,000-$550,000 [8]	7.50%-8.00% [8]
Total under construction					**584,000**		**$ 289,617**		
FUTURE DEVELOPMENT PIPELINE									
Washington 1000	Denny Triangle	TBD [9]	TBD	TBD	538,164	N/A	$ 25,115 [9]	$325,000-$350,000	6.75%-7.25%
Bentall Centre—Development[10]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	N/A	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset LA—Development[11]	Los Angeles	TBD	TBD	TBD	232,855	N/A	$ 14,286	TBD	TBD
Sunset Bronson Studios Lot D—Development[12]	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development[12][13]	Hollywood	TBD	TBD	TBD	478,845	N/A	$ 6,969	TBD	TBD
Sunset Las Palmas Studios—Development[12]	Hollywood	TBD	TBD	TBD	617,581	N/A	$ 21,573 [14]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 13,171 [15]	TBD	TBD
Total future development					**3,187,261**				
TOTAL					**3,771,261**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent. The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements affecting construction projects due to the COVID-19 pandemic.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).

Page 36 of 58

Page 37 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 35 for description of rent phasing and abatements. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (8) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its pro rata share. Total estimated project costs, as well as project costs as of December 31, 2020 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of December 31, 2020 are not pro rated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. Estimated yields at stabilization for One Westside will range between 7.50% - 8.00%. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (9) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of December 31, 2020 we have incurred $25.1 million of project costs with the remaining $60.9 million of management’s estimate of allocated land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during fourth quarter 2021. The Company could commence construction upon delivery of the podium. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre—Development. (11) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset LA—Development. (12) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (13) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (14) Project costs as of December 31, 2020 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of December 31, 2020 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Page 38 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Recently Completed, Under Construction and Planned Project Images Maxwell | Redevelopment Los Angeles (Arts District) 102,963 SF | Completed 1Q19 Multi-Tenant EPIC | Development Los Angeles (Hollywood) 301,127 SF | Completed 4Q19 Single Tenant (Netflix, Inc.) Harlow | Development Los Angeles (Hollywood) 106,125 SF | Completed 3Q20 Single or Multi-Tenant One Westside | Redevelopment Los Angeles (West Los Angeles) 584,000 SF | Completion 1Q22 Single Tenant (Google, Inc.) Cloud10 | Development Silicon Valley (North San Jose) 350,000 SF(1) | Completion TBD Single Tenant (Build-to-Suit) Sunset Gower Studios | Development Los Angeles (Hollywood) 478,845(1) SF | Completion TBD Single or Multi-Tenant (1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Washington 1000 | Development Seattle (Denny Triangle) 538,164(1) SF | Completion TBD Single or Multi-Tenant Recently Completed Under Construction Planned Bentall Centre | Development Vancouver (Downtown) 450,000(1) SF | Completion TBD Single or Multi-Tenant

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2][4]	Company's Share Annualized Base Rent as Percent of Total
Technology	4,861,008	37.9 %	4,290,135	40.1 %
Media and Entertainment	1,789,641	15.6	1,308,040	13.4
Business Services	1,343,008 [5]	9.3	1,073,228 [6]	9.2
Legal	707,089	7.2	645,855	8.2
Financial Services	1,163,792	8.3	824,816	7.7
Retail	1,256,072 [7]	6.5	952,442 [8]	6.0
Other	727,231	5.2	561,164	5.5
Real Estate	491,764	3.1	263,231	2.4
Healthcare	210,236	1.9	199,085	2.2
Insurance	247,377	1.6	192,579	1.7
Educational	161,567	1.2	156,612	1.5
Government	264,441	1.6	200,177	1.4
Advertising	60,075	0.6	55,656	0.7
TOTAL	**13,283,301**	**100.0 %**	**10,723,020**	**100.0 %**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Online services	1,125,231	29.9 %	1,019,735	31.3 %
Software	1,331,589	25.7	1,269,659	27.6
Computer hardware and technology equipment	1,119,281	17.6	1,084,384	19.3
Business support services	715,082	14.9	501,026	12.0
Other	411,595	8.4	264,584	6.0
Biotechnology, healthcare and medical research	107,013	2.6	107,013	2.9
Telecommunications and networking	51,217	0.9	43,734	0.9
TOTAL	**4,861,008**	**100.0 %**	**4,290,135**	**100.0 %**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share Square Feet[2]	Company's Share Annualized Base Rent as Percent of Total
Entertainment production and service	1,247,398	69.7 %	786,639	59.2 %
Gaming	361,056	21.9	351,274	29.8
Advertising and marketing	122,960	6.2	122,960	8.6
Other	58,227	2.2	47,167	2.4
TOTAL	**1,789,641**	**100.0 %**	**1,308,040**	**100.0 %**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 190,707 square feet occupied by the Company.
(4) Excludes 165,499 square feet occupied by the Company.
(5) Includes 637,832 square feet occupied by co-working tenants (represents 3.9% of total annualized base rent).
(6) Includes 445,759 square feet occupied by co-working tenants (represents 3.2% of the Company's Share of total annualized base rent).
(7) Includes 431,246 square feet of storefront retail (represents 2.3% of total annualized base rent).
(8) Includes 380,108 square feet of storefront retail (represents 2.3% of the Company's Share of total annualized base rent).

Page 39 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Fifteen Largest Office Tenants

	Tenant[1]	Property	Lease Expiration	Total Occupied Square Feet		Company's Share: Total Occupied Square Feet	Percent of Rentable Square Feet	Annualized Base Rent[2]	Percent of Annualized Base Rent	Credit Rating[3] Moody's	Credit Rating[3] S&P	Market Capitalization (in billions)[3]
1	Google, Inc.	Various	Various	640,726	(4)	622,117	4.9%	$ 47,709,365	8.6%	Aa2	AA+	$ 1,185.3
2	Netflix, Inc.	Various	9/30/2031	722,305	(5)	368,376	2.9	23,350,905	4.2	Ba3	BB	238.9
3	Nutanix, Inc.	Various	5/31/2024	439,406	(6)	439,406	3.5	17,964,505	3.2			6.4
4	Riot Games, Inc.	Element LA	3/31/2030	284,037	(7)	284,037	2.2	17,343,691	3.1			
5	Qualcomm	Skyport Plaza	7/31/2022	376,817		376,817	3.0	14,505,947	2.6	A2	A-	172.3
6	Salesforce.com	Rincon Center	Various	265,394	(8)	265,394	2.1	14,140,695	2.5	A2	A	203.7
7	Amazon	Various	Various	700,917	(9)	448,425	3.5	13,546,786	2.4	A2	AA-	1,634.2
8	Square, Inc.	1455 Market[10]	9/27/2023	469,056		257,981	2.0	12,973,776	2.3			98.1
9	Dell EMC Corporation	Various	Various	311,795	(11)	311,795	2.5	12,198,893	2.2			
10	Uber Technologies, Inc.	1455 Market[10]	2/28/2025	325,445		178,995	1.4	9,363,617	1.7	B2	B-	94.3
11	NFL Enterprises	Various	12/31/2023	167,606	(12)	167,606	1.3	7,582,495	1.4			
12	GitHub, Inc.	Various	6/30/2025	92,450	(13)	92,450	0.7	6,554,532	1.2			
13	Regus	Various	Various	150,081	(14)	150,081	1.2	6,537,247	1.2			4.8
14	Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278		76,278	0.6	5,580,351	1.0			
15	WeWork Companies Inc.	Various	Various	374,542	(15)	203,077	1.6	5,425,467	1.0			
	TOTAL			5,396,855		4,242,835	33.4%	$214,778,272	38.6%			

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of December 31, 2020, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020.
(3) Credit rating and market capitalization data provided by Bloomberg as of December 31, 2020.
(4) Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (iii) 208,843 square feet at Rincon Center expiring on February 29, 2028, and (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 35 for description of rent phasing and abatements.
(5) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC, and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE.

Page 40 of 58

Page 41 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (6) Nutanix, Inc. expirations by square footage and property: (i) 199,445 square feet at 1740 Technology, (ii) 131,351 square feet at Concourse, and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 6,413 square feet during second quarter 2022. All leases for Nutanix, Inc. will expire on May 31, 2024. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (9) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023 and (ii) 561,093 square feet at 1918 Eighth expiring on September 30, 2030. At 1918 Eighth, Amazon is expected to take possession of an additional 9,945 square feet during first quarter 2021. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (10) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (11) Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 83,549 square feet at 875 Howard expiring on June 30, 2026. (12) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right for the entire premises effective December 31, 2022 by delivering written notice on or before September 30, 2021. (13) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (14) Regus expirations by square footage and property: (i) 26,661 square feet at 95 Jackson expired on December 31, 2020, (ii) 44,957 square feet at Gateway expiring on March 31, 2022, (iii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iv) 27,369 square feet at Techmart expiring on April 30, 2025, (v) 9,739 square feet at Palo Alto Square expiring on April 30, 2026, and (vi) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. (15) WeWork Companies Inc. expirations by square footage and property: (i) 12,713 square feet at Foothill Research Center expiring June 30, 2022, (ii) 54,336 square feet at Hill7 expiring January 31, 2030, (iii) 94,826 square feet at Maxwell expiring June 30, 2031, (iv) 66,056 square feet at 1455 Market expiring October 31, 2031, and (v) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. We entered into an agreement with WeWork Companies Inc. with respect to its lease at Maxwell stipulating that the tenant shall pay substitution rent in an amount equal to 70% of net revenues actually received during each full calendar month for the remainder of the lease term in lieu of paying monthly base rent. We reserve the option to terminate the Maxwell lease in its entirety or as to a full floor of the premises at any time by providing a minimum 60 days’ written notice. Fifteen Largest Office Tenants (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Office Property Leasing Activity[1]

	Three Months Ended December 31, 2020	Year Ended December 31, 2020
Total gross leasing activity		
Rentable square feet[2]	279,392	800,336
Gross new leasing activity		
Rentable square feet	70,496	340,415
New cash rate[3]	$70.74	$63.87
Gross renewal leasing activity		
Rentable square feet	208,896	459,921
Renewal cash rate[4]	$48.09	$50.63
Total leases expired and terminated		
Contractual (scheduled) expiration	153,755	870,166
Early termination	12,117	118,228
Total	**165,872**	**988,394**
Net absorption		
Leased rentable square feet	(95,376)	(647,979)
Cash rent growth[5]		
Expiring rate	$46.57	$46.51
New/renewal rate[6]	$48.75	$53.16
Change[5]	4.7 %	14.3 %
Straight-line rent growth[7]		
Expiring rate	$43.31	$43.13
New/renewal rate[6]	$45.43	$52.41
Change[7]	4.9 %	21.5 %
Weighted average lease terms		
New (in months)	72.1	69.6
Renewal (in months)	45.4	42.5
Blended	51.9	53.4

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[8]

	Per Square Foot			
	Three Months Ended December 31, 2020		Year Ended December 31, 2020	
	Total	Annual	Total	Annual
New leases	$119.58	$19.89	$78.39	$13.52
Renewal leases	$9.27	$2.45	$9.44	$2.66
Blended	$35.96	$8.32	$37.08	$8.34

NET EFFECTIVE RENT[9]

	Per Square Foot	
	Three Months Ended December 31, 2020	Year Ended December 31, 2020
	Total	Total
New leases	$46.18	$46.86
Renewal leases	$40.75	$45.20
Blended	$42.06	$45.87

Page 42 of 58

Page 43 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management offices totaling 2,958 and 33,481 square feet for the three and twelve months ended December 31, 2020, respectively. Excludes 16,598 square feet of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates. (3) Excludes 1,661 and 6,819 square feet related to tenants paying percentage rent in lieu of base rent for the three and twelve months ended December 31, 2020, respectively. (4) Excludes 2,494 and 6,712 square feet related to tenants paying percentage rent in lieu of base rent for the three and twelve months ended December 31, 2020, respectively. (5) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (6) The new rates being compared to expiring rates for the three and twelve months ended December 31, 2020 are calculated using the weighted average starting rates for 29,247 and 217,270 square feet of new leases, respectively. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated. (7) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (8) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the periods indicated. (9) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e free rent), tenant improvements and lease commissions. Office Property Leasing Activity(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet		Lease Start Date	Rent Start Date			Starting Base Rents[2]	Lease Expiration Date
Vancouver, British Columbia									
Bentall Centre[3]	Downtown Vancouver	7,500		7/1/2020	12/1/2020		$	47.94	11/30/2030
Bentall Centre[3]	Downtown Vancouver	1,667		10/1/2020	7/1/2021		$	39.29	9/30/2025
Bentall Centre[3]	Downtown Vancouver	950		12/1/2020	3/1/2021		$	31.04	2/28/2026
Bentall Centre[3]	Downtown Vancouver	24,513	(4)	Various	4/1/2021		$	41.26	3/31/2031
San Francisco Bay Area, California									
Metro Center	Foster City	33,439		7/1/2020	1/1/2021		$	45.60	6/30/2027
Metro Center	Foster City	9,292		7/1/2020	12/1/2020		$	45.00	11/30/2027
Shorebreeze	Redwood Shores	26,892		7/1/2020	12/1/2020		$	67.20	6/30/2027
Metro Center	Foster City	6,561		9/1/2020	2/1/2021		$	72.00	12/31/2023
Palo Alto Square	Palo Alto	5,562		9/1/2020	12/1/2020		$	115.20	8/31/2025
Towers at Shore Center	Redwood Shores	2,160		10/1/2020	12/1/2020		$	73.80	11/30/2025
Rincon Center	San Francisco	34,779		10/8/2020	4/8/2021		$	85.00	2/29/2028
625 Second	San Francisco	6,041		11/1/2020	3/1/2021		$	53.56	4/30/2027
Shorebreeze	Redwood Shores	2,592		11/1/2020	12/1/2020		$	65.40	12/31/2021
Gateway	North San Jose	1,973		11/1/2020	12/1/2020		$	48.00	11/30/2023
1740 Technology	North San Jose	3,198		11/1/2020	1/1/2021		$	41.76	5/31/2024
Towers at Shore Center	Redwood Shores	7,049		12/1/2020	2/1/2021		$	72.00	11/30/2025
Skyway Landing	Redwood Shores	6,708		12/1/2020	3/1/2021		$	57.00	11/30/2024
Concourse	North San Jose	14,203		12/1/2020	3/1/2021		$	49.20	2/28/2026
Metro Plaza	North San Jose	5,323		12/1/2020	1/1/2021		$	48.60	1/31/2026
Gateway	North San Jose	7,179		12/2/2020	12/2/2020	(5)	$	51.00	12/31/2030
Metro Center	Foster City	2,250		12/12/2020	12/12/2020	(5)	$	72.00	2/28/2022
Los Angeles, California									
EPIC[6]	Hollywood	60,014		10/1/2019	3/30/2021		$	68.40	9/30/2031

(1) Consists of leases that commenced on or prior to December 31, 2020 with up-front free base rent resulting in a rent start date after the commencement of the three-month period ending December 31, 2020.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020.
(4) 16,513 square feet commenced October 1, 2020 and 8,000 square feet commenced December 1, 2020.
(5) Subsequent to the rent start date, monthly base rent is abated for the two-month period January 2021 through February 2021.
(6) We own 51% in the consolidated joint venture that owns EPIC. During second quarter 2020, Netflix, Inc. entered into an agreement to increase its tenant improvement allowance by relinquishing the base rent abatements previously scheduled to occur after its rent start dates in 2020 and 2021.

Page 44 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Uncommenced Office Leases—Next Eight Quarters(1)(2)

	Q1 2021		Q2 2021		Company's Share Q1 2021		Company's Share Q2 2021	
	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)
Vancouver, British Columbia								
Downtown Vancouver(4)	3,928	$ 30.91	—	$ —	786	$ 30.91	—	$ —
Subtotal	**3,928**	**30.91**	**—**	**—**	**786**	**30.91**	**—**	**—**
Greater Seattle, Washington								
Denny Triangle	9,945	46.00	—	—	5,469	46.00	—	—
Pioneer Square	3,795	40.77	—	—	3,795	40.77	—	—
Subtotal	**13,740**	**44.56**	**—**	**—**	**9,264**	**43.86**	**—**	**—**
San Francisco Bay Area, California								
Foster City	2,250	72.00	—	—	2,250	72.00	—	—
Palo Alto	55,805	84.60	—	—	55,805	84.60	—	—
North San Jose	1,983	50.40	—	—	1,983	50.40	—	—
Subtotal	**60,038**	**83.00**	**—**	**—**	**60,038**	**83.00**	**—**	**—**
Los Angeles, California								
West Los Angeles	1,848	63.60	13,834	64.75	1,848	63.60	13,834	64.75
Subtotal	**1,848**	**63.60**	**13,834**	**64.75**	**1,848**	**63.60**	**13,834**	**64.75**
TOTAL UNCOMMENCED	**79,554**	**$ 73.34**	**13,834**	**$ 64.75**	**71,936**	**$ 76.89**	**13,834**	**$ 64.75**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to December 31, 2020, but with commencement dates after December 31, 2020 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in third quarter 2021, fourth quarter 2021, third quarter 2022, or fourth quarter 2022.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020.

Page 45 of 58

Page 46 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Uncommenced Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q1 2022 Q2 2022 Q1 2022 Q2 2022 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) Vancouver, British Columbia Downtown Vancouver(4) 5,013 $ 48.72 — $ — 1,003 $ 48.72 — $ — Subtotal 5,013 48.72 — — 1,003 48.72 — — Los Angeles, California Downtown Los Angeles — — 8,604 31.88 — — 8,604 31.88 West Los Angeles 584,000 62.01 — — 438,000 62.01 — — Subtotal 584,000 62.01 8,604 31.88 438,000 62.01 8,604 31.88 TOTAL UNCOMMENCED 589,013 $ 61.90 8,604 $ 31.88 439,003 $ 61.98 8,604 $ 31.88 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 45.

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Backfilled Office Leases—Next Eight Quarters(1)(2)

	Q1 2021		Q2 2021		Company's Share Q1 2021		Company's Share Q2 2021	
	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)	SF	Starting Rent per SF(3)
Vancouver, British Columbia								
Downtown Vancouver(4)	5,268	$ 35.10	—	$ —	1,054	$ 35.10	—	$ —
Subtotal	**5,268**	**35.10**	**—**	**—**	**1,054**	**35.10**	**—**	**—**
San Francisco Bay Area, California								
San Francisco	—	—	1,944	112.00	—	—	1,069	112.00
Subtotal	**—**	**—**	**1,944**	**112.00**	**—**	**—**	**1,069**	**112.00**
TOTAL BACKFILLED	**5,268**	**35.10**	**1,944**	**112.00**	**1,054**	**35.10**	**1,069**	**112.00**
TOTAL UNCOMMENCED AND BACKFILLED	**84,822**	**$ 70.96**	**15,778**	**$ 70.57**	**72,990**	**$ 76.29**	**14,903**	**$ 68.14**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to December 31, 2020, but with commencement dates after December 31, 2020 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in fourth quarter 2021, first quarter 2022, third quarter 2022, or fourth quarter 2022.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020.

Page 47 of 58

Page 48 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Backfilled Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q3 2021 Q1 2022 Q2 2022 Q3 2021 Q1 2022 Q2 2022 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) Vancouver, British Columbia Downtown Vancouver(4) 5,334 $ — (5) — $ — — $ — 1,067 $ — (5) — $ — — $ — Subtotal 5,334 — — — — — 1,067 — — — — — San Francisco Bay Area, California North San Jose — — — — 6,413 44.30 — — — — 6,413 44.30 Subtotal — — — — 6,413 44.30 — — — — 6,413 44.30 TOTAL BACKFILLED 5,334 — — — 6,413 44.30 1,067 — — — 6,413 44.30 TOTAL UNCOMMENCED AND BACKFILLED 5,334 $ — 589,013 $ 61.90 15,017 $ 37.18 1,067 $ — 439,003 $ 61.98 15,017 $ 37.18 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 47. (5) Management office to be occupied by the Company.

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Expiring Office Leases—Next Eight Quarters[1]

									Company's Share							
	Q1 2021[2]		Q2 2021		Q3 2021		Q4 2021		Q1 2021[3]		Q2 2021		Q3 2021		Q4 2021	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	8,456	$28.43	20,494	$ 25.08	40,327	$12.38	88,243	$ 24.46 (7)	1,691	$28.43	4,099	$25.08	8,065	$12.38	17,649	$24.46
Subtotal	**8,456**	**28.43**	**20,494**	**25.08**	**40,327**	**12.38**	**88,243**	**24.46**	**1,691**	**28.43**	**4,099**	**25.08**	**8,065**	**12.38**	**17,649**	**24.46**
Greater Seattle, Washington																
Denny Triangle	656	33.18	1,194	— (8)	—	—	2,958	— (8)	656	33.18	657	— (8)	—	—	1,627	— (8)
Lynnwood	5,603	21.22	—	—	—	—	9,570	20.00	5,603	21.22	—	—	—	—	9,570	20.00
Pioneer Square	118,372	28.05 (9)	3,693	45.37	32,641	38.68	192,634	24.36 (10)	118,372	28.05	3,693	45.37	32,641	38.68	192,634	24.36
Subtotal	**124,631**	**27.77**	**4,887**	**34.28**	**32,641**	**38.68**	**205,162**	**23.80**	**124,631**	**27.77**	**4,350**	**38.52**	**32,641**	**38.68**	**203,831**	**23.96**
San Francisco Bay Area, California																
Foster City	4,988	75.82	4,137	— (8)	42,114	48.31	17,045	70.65	4,988	75.82	4,137	— (8)	42,114	48.31	17,045	70.65
Palo Alto	20,448	18.15	42,899	76.71	24,264	59.93	226,048	74.47 (11)	20,448	18.15	42,899	76.71	24,264	59.93	226,048	74.47
Redwood Shores	7,957	45.81	72,615	60.67 (12)	94,278	52.10 (13)	26,887	70.63	7,957	45.81	72,615	60.67	94,278	52.10	26,887	70.63
San Francisco	7,327	37.38	4,689	47.73	57,056	29.97 (14)	1,448	199.01	7,079	34.40	2,579	47.73	55,258	30.95	796	199.01
North San Jose	46,722	40.81	63,146	34.31 (15)	77,971	39.64 (16)	57,927	39.29 (17)	46,722	40.81	63,146	34.31	77,971	39.64	57,927	39.29
Santa Clara	8,035	53.25	12,072	45.03	15,497	55.16	12,711	53.97	8,035	53.25	12,072	45.03	15,497	55.16	12,711	53.97
Subtotal	**95,477**	**38.98**	**199,558**	**53.27**	**311,180**	**45.17**	**342,066**	**67.78**	**95,229**	**38.77**	**197,448**	**53.33**	**309,382**	**45.43**	**341,414**	**67.53**
Los Angeles, California																
Hollywood	13,518	52.08	—	—	—	—	—	—	13,518	52.08	—	—	—	—	—	—
West Los Angeles	15,950	48.51	1,899	— (8)	6,302	49.08	12,418	52.09	13,266	49.14	1,424	— (8)	6,302	49.08	12,418	52.09
Subtotal	**29,468**	**50.15**	**1,899**	**—**	**6,302**	**49.08**	**12,418**	**52.09**	**26,784**	**50.62**	**1,424**	**—**	**6,302**	**49.08**	**12,418**	**52.09**
Total	**258,032**	**$34.50**	**226,838**	**$ 49.87**	**390,450**	**$41.30**	**647,889**	**$ 47.66**	**248,335**	**$34.46**	**207,321**	**$52.09**	**356,391**	**$44.13**	**575,312**	**$50.44**
Expirations as % of In-Service Portfolio	**1.8%**		**1.6%**		**2.7%**		**4.5%**		**2.1%**		**1.7%**		**3.0%**		**4.8%**	

Page 49 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Expiring Office Leases—Next Eight Quarters[1] (continued)

	Q1 2022		Q2 2022		Q3 2022		Q4 2022		Company's Share							
									Q1 2022		Q2 2022		Q3 2022		Q4 2022	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	27,313	$ 33.81	64,071	$ 28.35 (18)	58,212	$27.05 (19)	64,184	$ 27.89 (20)	5,463	$33.81	12,814	$28.35	11,642	$27.05	12,837	$ 27.89
Subtotal	**27,313**	**33.81**	**64,071**	**28.35**	**58,212**	**27.05**	**64,184**	**27.89**	**5,463**	**33.81**	**12,814**	**28.35**	**11,642**	**27.05**	**12,837**	**27.89**
Greater Seattle, Washington																
Denny Triangle	—	—	—	—	—	—	51,909	31.41 (21)	—	—	—	—	—	—	28,550	31.41
Lynnwood	2,842	22.81	15,960	22.39	—	—	—	—	2,842	22.81	15,960	22.39	—	—	—	—
Pioneer Square	6,136	47.53	8,063	42.79	—	—	924	42.08	6,136	47.53	8,063	42.79	—	—	924	42.08
Subtotal	**8,978**	**39.71**	**24,023**	**29.24**	**—**	**—**	**52,833**	**31.60**	**8,978**	**39.71**	**24,023**	**29.24**	**—**	**—**	**29,474**	**31.74**
San Francisco Bay Area, California																
Foster City	23,565	52.85	55,259	76.56 (22)	3,534	76.71	42,542	71.96	23,565	52.85	55,259	76.56	3,534	76.71	42,542	71.96
Palo Alto	18,631	94.74	36,803	75.65	6,289	102.89	78,519	86.05 (23)	18,631	94.74	36,803	75.65	6,289	102.89	78,519	86.05
Redwood Shores	23,496	67.40	31,844	69.79	51,712	69.02 (24)	94,641	64.25 (25)	23,496	67.40	31,844	69.79	51,712	69.02	94,641	64.25
San Francisco	567	242.84	2,222	42.09	20,104	66.09	2,982	48.92	312	242.84	2,222	42.09	18,411	66.75	1,640	48.92
North San Jose	100,699	44.30 (26)	80,487	44.56 (27)	438,283	41.36 (28)	63,218	45.33 (29)	100,699	44.30	80,487	44.56	438,283	41.36	63,218	45.33
Santa Clara	24,294	52.20	2,954	52.86	22,920	56.01	8,423	54.67	24,294	52.20	2,954	52.86	22,920	56.01	8,423	54.67
Subtotal	**191,252**	**54.70**	**209,569**	**62.38**	**542,842**	**46.47**	**290,325**	**66.72**	**190,997**	**54.45**	**209,569**	**62.38**	**541,149**	**46.43**	**288,983**	**66.80**
Los Angeles, California																
Hollywood	—	—	3,273	56.05	—	—	10,429	63.14	—	—	3,273	56.05	—	—	10,429	63.14
West Los Angeles	4,052	60.98	5,901	64.08	47,900	47.12	29,718	62.48	4,052	60.98	5,901	64.08	37,147	47.70	29,718	62.48
Subtotal	**4,052**	**60.98**	**9,174**	**61.21**	**47,900**	**47.12**	**40,147**	**62.65**	**4,052**	**60.98**	**9,174**	**61.21**	**37,147**	**47.70**	**40,147**	**62.65**
Total	**231,595**	**$ 51.77**	**306,837**	**$ 52.65**	**648,954**	**$44.78**	**447,489**	**$ 56.64**	**209,489**	**$53.41**	**255,580**	**$57.52**	**589,938**	**$46.13**	**371,441**	**$ 62.23**
Expirations as % of In-Service Portfolio	**1.6%**		**2.1%**		**4.5%**		**3.1%**		**1.8%**		**2.1%**		**5.0%**		**3.1%**	

(1) This does not reflect 97,092 square feet, of which 76,956 square feet represents the Company's Share, that expired on December 31, 2020. This table omits submarkets without any expirations over the next eight quarters.
(2) First quarter 2021 expiring square footage representing 100% share of joint ventures does not include 27,691 square feet of month-to-month leases.
(3) First quarter 2021 expiring square footage representing the Company's Share of joint ventures does not include 16,587 square feet of month-to-month leases.
(4) Includes leases that expire on the last day of the quarter.
(5) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

Page 50 of 58

Page 51 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 (6) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of December 31, 2020. (7) Top three expiring tenants at Bentall Centre by square footage: (i) Absolute Software Corporation for 46,585 square feet, (ii) Wesgroup Properties Ltd. for 16,686 square feet, and (iii) Mackorman Management Ltd. for 10,517 square feet. (8) Total expiring square footage consists of space occupied by the Company’s management office. (9) Top three expiring tenants by square footage: (i) Nuance Communications at 505 First for 45,568 square feet, (ii) Blue Nile at 411 First for 39,072 square feet, and (iii) Qualtrics, LLC at 83 King for 24,724 square feet. (10) Total expiring square footage consists of: (i) Dell EMC Corporation at 505 First for 185,292 square feet and (ii) Armoire, Inc. at 505 First for 7,342 square feet. (11) Total expiring square footage consists of: (i) Google, Inc. at 3400 Hillview for 207,857 square feet, (ii) Arnold & Porter Kaye Scholer, LLP at Page Mill Hill for 13,065 square feet, and (iii) Pilot AI Labs, Inc. at Palo Alto Square for 5,126 square feet. (12) Top three expiring tenants by square footage: (i) Iovance Biotherapeutics at Skyway Landing for 29,165 square feet, (ii) Education Elements, Inc. at Skyway Landing for 6,405 square feet, and (iii) VMWare, Inc. at Towers at Shore Center for 6,368 square feet. (13) Top three expiring tenants by square footage: (i) Ernst & Young at Shorebreeze for 20,253 square feet, (ii) Hudson Pacific Properties management office at 333 Twin Dolphin for 12,651 square feet, and (iii) Thought Stream LLC at Skyway Landing for 8,820 square feet. (14) Top three expiring tenants by square footage: (i) General Services Administration at 901 Market for 24,285 square feet, (ii) Yank Sing at Rincon Center for 13,651 square feet, and (iii) Hudson Pacific management office at Rincon Center for 12,434 square feet. (15) Top three expiring tenants by square footage: (i) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, (ii) Hudson Pacific Properties management office at Gateway for 12,223 square feet, and (iii) CCS Associates, Inc. at Gateway for 8,151 square feet. (16) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) Skybox Security, Inc. at Gateway for 13,269 square feet, and (iii) Contract Office Group Inc. at Concourse for 9,956 square feet. (17) Top three expiring tenants by square footage: (i) Level 3 Communications, LLC at Concourse for 13,258 square feet, (ii) Bay Microsystems, Inc. at Gateway for 12,096 square feet, and (iii) SUMCO Phoenix Corporation at Gateway for 6,053 square feet. (18) Top three expiring tenants at Bentall Centre by square footage: (i) B2Gold Corporation for 24,844 square feet, (ii) Business Development Bank of Canada for 23,054 square feet, and (iii) Fiore Management & Advisory Corporation for 8,624 square feet. (19) Top three expiring tenants at Bentall Centre by square footage: (i) Lysistrata Services for 23,957 square feet, (ii) LNG Canada Development Inc. for 6,362 square feet, and (iii) RCI Capital Group for 5,888 square feet. (20) Top three expiring tenants at Bentall Centre by square footage: (i) Omicron Consulting for 15,500 square feet, (ii) Robert Half, Inc. for 10,301 square feet, and (ii) Shank Management Ltd. for 9,866 square feet. (21) Total expiring square footage consists of KPMG,LLP at 1918 Eighth for 51,909 square feet. (22) Top three expiring tenants by square footage: (i) Jefferies LLC at Metro Center for 14,562 square feet, (ii) Conversica, Inc. at Metro Center for 11,243 square feet, and (iii) Z&L Properties at Metro Center for 9,037 square feet. (23) Top three expiring tenants by square footage: (i) Stanford University at Page Mill Center for 43,215 square feet, (ii) Frank Rimmerman & Co. LLC at Page Mill Hill for 24,968 square feet, and (iii) K&L Gates LLP at Clocktower Square for 9,234 square feet. (24) Top three expiring tenants by square footage: (i) McKool Smith a Professional Corporation at Shorebreeze for 13,529 square feet, (ii) Coddington, Hicks & Danforth at 555 Twin Dolphin for 8,075 square feet, and (iii) Inflection.com, Inc. at 555 Twin Dolphin for 7,095 square feet. (25) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 37,801 square feet, (ii) Auris Health, Inc. at 333 Twin Dolphin for 27,416 square feet, and (iii) Project Worldwide, Inc. at Skyway Landing for 19,467 square feet. (26) Top three expiring tenants by square footage: (i) Regus at Gateway for 44,957 square feet, (ii) Vital Connect, Inc. at Concourse for 19,296 square feet, and (iii) PNY Technologies, Inc. at Gateway for 7,211 square feet. (27) Top three expiring tenants by square footage: (i) Fenwick & West LLP at Metro Plaza for 18,428 square feet, (ii) PeerNova, Inc. at Gateway for 8,737 square feet, and (iii) CALPERS at Metro Plaza for 6,955 square feet. (28) Top three expiring tenants by square footage: (i) Qualcomm at Skyport Plaza for 376,817, (ii) Silicon Valley Leadership Group at Gateway for 8,193 square feet, and (iii) InnoGrit Corporation at Concourse for 7,281 square feet. (29) Top three expiring tenants by square footage: (i) Ooyala, Inc. at Gateway for 18,152 square feet, (ii) The Prudential Insurance Co. at Concourse for 11,827 square feet, and (iii) Adara Networks, Inc. at Concourse for 7,647 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Expiring Office Leases—Annual

			Company's Share						
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[(1)]	Square Footage of Expiring Leases[(2)]	Percent of Office Portfolio Square Feet	Annualized Base Rent[(3)]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[(4)]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[(5)]
Vacant		1,385,737	1,290,600	10.2 %					
2020	17	90,936	75,725	0.6	$ 3,976,555	0.7 %	$ 52.51	$ 3,976,552	$ 52.51
2021	180	1,451,755	1,320,045	10.4	63,243,523	10.7	47.91	64,102,897	48.56
2022	188	1,634,875	1,426,448	11.2	72,244,934	12.2	50.65	76,215,872	53.43
2023	126	1,856,568	1,437,580	11.3	66,674,198	11.4	46.38	72,220,786	50.24
2024	123	1,804,468	1,607,366	12.7	82,322,671	13.9	51.22	91,600,964	56.99
2025	82	1,622,973	1,311,465	10.3	75,643,914	12.8	57.68	86,032,021	65.60
2026	43	597,351	508,136	4.0	29,553,544	5.0	58.16	34,299,588	67.50
2027	28	612,778	524,702	4.1	30,036,504	5.1	57.24	35,695,866	68.03
2028	22	704,768	630,748	5.0	40,966,681	6.9	64.95	50,119,796	79.46
2029	16	311,382	217,548	1.7	16,247,673	2.7	74.69	19,897,605	91.46
Thereafter	30	2,567,756	1,646,671	13.0	76,522,538	12.9	46.47	106,069,467	64.41
Building management use[(6)]	35	190,707	165,499	1.3	—	—	—	—	—
Signed leases not commenced[(7)]	14	691,005	533,377	4.2	33,910,362	5.7	63.58	48,935,826	91.75
TOTAL/WEIGHTED AVERAGE	**904**	**15,523,059**	**12,695,910**	**100.0 %**	**$ 591,343,097**	**100.0 %**	**$ 51.85** [(8)]	**$ 689,167,240**	**$ 60.43** [(9)]

(1) Total expiring square footage does not include 27,691 square feet of month-to-month leases.
(2) Total expiring square footage does not include 16,587 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of December 31, 2020, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2020.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2020.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of December 31, 2020 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of December 31, 2020, divided by (ii) square footage under uncommenced leases as of December 31, 2020.
(8) Included as part of the Company's share of total expiring square footage is 118,935 square feet of existing leases that have been amended or signed during 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot is $52.39.
(9) Included as part of the Company's share of total expiring square footage is 102,544 square feet of existing leases that have been amended or signed during 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot at expiration is $60.97.

Page 52 of 58

Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Definitions and Reconciliations

Page 54 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share interest and depreciation from the unconsolidated real estate entity and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non- cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partner’s share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partner’s share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures is included.

Page 55 of 58 Hudson Pacific Properties, Inc. Supplemental Information | Fourth Quarter 2020 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”) and Performance Stock Units (“PSU”), including stock grants under our 2018 OPP, 2019 OPP and 2020 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under its 2018 OPP, 2019 OPP and 2020 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Reconciliation of Net (Loss) Income to Net Operating Income

Unaudited, in thousands

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Net (loss) income	$ (3,168)	$ 16,963	$ 16,430	$ 55,846
Adjustments:				
(Income) loss from unconsolidated real estate entity	(667)	402	(736)	747
Fee income	(1,074)	(528)	(2,815)	(1,459)
Interest expense	29,638	28,353	116,477	105,845
Interest income	(960)	(1,010)	(4,089)	(4,044)
Transaction-related expenses	—	208	440	667
Unrealized loss on non-real estate investment	128	—	2,463	—
Gain on sale of real estate	—	—	—	(47,100)
Impairment loss	—	—	—	52,201
Other expense (income)	1,058	(336)	(548)	(78)
General and administrative	23,939	17,848	77,882	71,947
Depreciation and amortization	77,351	74,196	299,682	282,088
Net Operating Income	**$ 126,245**	**$ 136,096**	**$ 505,186**	**$ 516,660**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 166,219	$ 161,703	$ 600,125	$ 591,550
Straight-line rent	(1,375)	12,506	15,607	37,244
Amortization of above-market and below-market leases, net	1,928	2,765	8,842	10,891
Amortization of lease incentive costs	(439)	(470)	(1,785)	(1,696)
Same-Store Office revenues	**166,333**	**176,504**	**622,789**	**637,989**
Same-Store Studios cash revenues	19,539	22,923	68,150	83,400
Straight-line rent	(154)	190	933	1,084
Amortization of above-market and below-market leases, net	6	—	—	—
Amortization of lease incentive costs	(16)	(9)	(37)	(37)
Same-Store Studio revenues	**19,375**	**23,104**	**69,046**	**84,447**
Same-Store property revenues	**185,708**	**199,608**	**691,835**	**722,436**
Same-Store Office cash expenses	58,687	58,469	213,657	207,359
Straight-line rent	366	366	1,462	1,463
Non-cash portion of interest expense	4	—	5	—
Amortization of above-market and below-market ground leases, net	586	586	2,344	2,344
Same-Store Office expenses	**59,643**	**59,421**	**217,468**	**211,166**
Same-Store Studio cash expenses	9,916	13,225	37,521	45,313
Non-cash portion of interest expense	29	—	59	—
Same-Store Studio expenses	**9,945**	**13,225**	**37,580**	**45,313**
Same-Store property expenses	**69,588**	**72,646**	**255,048**	**256,479**
Same-Store net operating income	**116,120**	**126,962**	**436,787**	**465,957**
Non-Same-Store net operating income	**10,125**	**9,134**	**68,399**	**50,703**
Net Operating Income	**$ 126,245**	**$ 136,096**	**$ 505,186**	**$ 516,660**

Page 56 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Reconciliation of Net (Loss) Income to Company's Share of Net Operating Income

Unaudited, in thousands

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Net (loss) income	$ (3,168)	$ 16,963	$ 16,430	$ 55,846
Adjustments:				
(Income) loss from unconsolidated real estate entity	(667)	402	(736)	747
Fee income	(1,074)	(528)	(2,815)	(1,459)
Interest expense	29,638	28,353	116,477	105,845
Interest income	(960)	(1,010)	(4,089)	(4,044)
Transaction-related expenses	—	208	440	667
Unrealized loss on non-real estate investment	128	—	2,463	—
Gain on sale of real estate	—	—	—	(47,100)
Impairment loss	—	—	—	52,201
Other expense (income)	1,058	(336)	(548)	(78)
General and administrative	23,939	17,848	77,882	71,947
Depreciation and amortization	77,351	74,196	299,682	282,088
Company's Share of NOI from Unconsolidated Real Estate Entity	3,174	2,645	11,089	6,189
Net Operating Income Partner's Share	(16,703)	(7,919)	(44,966)	(30,557)
Net Operating Income Company's Share	**$ 112,716**	**$ 130,822**	**$ 471,309**	**$ 492,292**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 142,511	$ 141,989	$ 516,519	$ 509,672
Straight-line rent	(2,860)	5,622	7,541	24,504
Amortization of above-market and below-market leases, net	2,217	2,964	8,371	10,380
Amortization of lease incentive costs	(414)	(444)	(1,685)	(1,591)
Same-Store Office revenues Company's Share	**141,454**	**150,131**	**530,746**	**542,965**
Same-Store property revenues Company's Share	**141,454**	**150,131**	**530,746**	**542,965**
Same-Store Office cash expenses	49,383	50,614	183,094	177,895
Straight-line rent	249	249	995	995
Amortization of above-market and below-market ground leases, net	576	576	2,302	2,302
Same-Store Office expenses Company's Share	**50,208**	**51,439**	**186,391**	**181,192**
Same-Store property expenses Company's Share	**50,208**	**51,439**	**186,391**	**181,192**
Same-Store net operating income Company's Share	**91,246**	**98,692**	**344,355**	**361,773**
Non-Same-Store net operating income Company's Share	**21,470**	**32,130**	**126,954**	**130,519**
Net Operating Income Company's Share	**$ 112,716**	**$ 130,822**	**$ 471,309**	**$ 492,292**

Page 57 of 58

Hudson Pacific Properties, Inc.
Supplemental Information | Fourth Quarter 2020

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net (loss) income	$ (3,168)	$ (1,362)	$ 7,011	$ 13,949	$ 16,963
Interest income—Consolidated	(960)	(1,056)	(1,048)	(1,025)	(1,010)
Interest expense—Consolidated	29,638	32,492	27,930	26,417	28,353
Depreciation and amortization—Consolidated	77,351	75,052	73,516	73,763	74,196
EBITDA	**102,861**	**105,126**	**107,409**	**113,104**	**118,502**
Unconsolidated real estate entity depreciation and amortization	1,424	1,445	1,355	1,381	1,650
Unconsolidated real estate entity interest expense	605	630	630	930	949
EBITDAre	**104,890**	**107,201**	**109,394**	**115,415**	**121,101**
Unrealized loss (gain) on non-real estate investment	128	(513)	2,267	581	—
Other expense (income)	1,058	(576)	(716)	(314)	(366)
Transaction-related expenses	—	181	157	102	208
Non-cash compensation expense	8,314	4,791	4,723	4,895	4,088
Straight-line rent, net	1,191	(4,681)	(12,062)	(13,344)	(12,992)
Non-cash amortization of above-market and below-market leases, net	(2,178)	(2,449)	(2,464)	(2,544)	(2,917)
Non-cash amortization of above-market and below-market ground leases, net	588	588	588	577	615
Amortization of lease incentive costs	477	466	499	472	504
Adjusted EBITDAre	**114,468**	**105,008**	**102,386**	**105,840**	**110,241**
Studio cash NOI	(9,623)	(6,319)	(5,686)	(9,001)	(9,698)
Office property adjusted EBITDAre	**104,845**	**98,689**	**96,700**	**96,839**	**100,543**
x Annualization factor	4	4	4	4	4
Annualized office property adjusted EBITDAre	**419,380**	**394,756**	**386,800**	**387,356**	**402,172**
Trailing 12-mo studio cash NOI	30,629	30,704	34,943	37,017	38,087
Adjusted EBITDAre (Annualized)	**$ 450,009**	**$ 425,460**	**$ 421,743**	**$ 424,373**	**$ 440,259**
Total Consolidated unsecured and secured debt	3,432,276	3,087,168	2,998,350	3,260,352	2,845,459
Less: Consolidated cash and cash equivalents	(113,686)	(365,294)	(45,052)	(392,136)	(46,224)
Consolidated debt, net	**$ 3,318,590**	**$ 2,721,874**	**$ 2,953,298**	**$ 2,868,216**	**$ 2,799,235**
Adjusted EBITDAre (Annualized) / Consolidated debt, net[(1)]	**7.4x**	**6.4x**	**7.0x**	**6.8x**	**6.4x**

(1) Consolidated debt, net as of December 31, 2020 includes the $314.3 million mortgage loan secured by the 1918 Eighth office property, which was acquired on December 18, 2020. Excluding this mortgage loan, Adjusted EBITDAre (Annualized) to Consolidated debt, net for the three months ended December 31, 2020 is 6.7x.

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